Exhibit (h.2)

FRONTIER FUNDS, INC.

NINTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS NINTH AMENDMENT dated as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of October 31, 2014, as amended (the “Agreement”), is entered into by and between FRONTIER FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update Exhibit A, the list of funds, of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

frontier funds, inc.	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Name:	William D. Forsyth III	Name:	Anita Zagrodnik

Title:	President	Title:	Senior Vice President

Date:	July 21, 2020	Date:	July 21, 2020

Exhibit A

to the

Transfer Agent Servicing Agreement

Separate Series of Frontier Funds, Inc.

Name of Series

Frontier Caravan Emerging Markets Fund

Frontier MFG Core Infrastructure Fund

Frontier MFG Global Equity Fund

Frontier MFG Global Plus Fund

Frontier MFG Global Sustainable Fund

Frontier MFG Select Infrastructure Fund

Frontier HyperiUS Global Equity Fund

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